Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectuses of Prairie Operating Co. (the “Company”) of our report dated March 6, 2025, relating to the consolidated financial statements of the Company, as of December 31, 2024, appearing in the Company’s Annual Report on Form 10-K filed on March 6, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Prospectuses.

/s/ Ham, Langston & Brezina L.L.P.

Houston, Texas

March 24, 2025